UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2024

SIGNET JEWELERS LIMITED

(Exact name of registrant as specified in its charter)

Commission File Number: 1-32349

Bermuda	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Clarendon House

2 Church Street

Hamilton

HM11

Bermuda

(Address of principal executive offices, including zip code)

(441) 296 5872

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of $0.18 each	SIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

As previously disclosed, on October 5, 2016, Signet Jewelers Limited (“Signet” or the “Company”) issued 625,000 redeemable Series A Convertible Preference Shares, par value $0.01 per share (“Preferred Shares”), to Green Equity Investors VI, L.P., Green Equity Investors Side VI, L.P., LGP Associates VI-A LLC and LGP Associates VI-B LLC (collectively, the “Preferred Holders”) pursuant to the Investment Agreement, dated as of August 24, 2016, by and among the Company and the Series A Preferred Holders, with each share having the powers, designations, preferences, and other rights of the shares of such series as set forth in the Certificate of Designation of Series A Convertible Preference Shares, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K on October 6, 2016 (“Certificate of Designation”). On November 2, 2016, the Board of Directors (“Board”) of the Company approved certain changes to the Certificate of Designation relating to dividends and other distributions.

On March 30, 2024, the Board of the Company approved certain changes to the Certificate of Designation to be effective as of April 1, 2024, including to provide for net share settlement on conversion of the Preferred Shares. Under the terms of the net share settlement, in the event of a mandatory conversion by the Company or a conversion at the option of a Preferred Holder, in exchange for each Preferred Share Signet will deliver cash for the stated value of the Preferred Share, and may elect to deliver any net settlement amount in excess of stated value in cash, shares or a combination of cash and shares. The current stated value of the Preferred Shares is $1,050.94 per share.

The amendment to the Certificate of Designation also includes certain restrictions on the Preferred Holders’ rights to convert the Preferred Shares, including:

(a)	prior to May 1, 2024, the Preferred Holders may not convert more than 50% of the Preferred Shares in the aggregate; and

(b)	after May 1, 2024, the Preferred Holders may not convert more than $110 million of stated value of its Preferred Shares (in aggregate) in any 30-day period prior to November 15, 2024.

The amended Certificate of Designation, effective as of April 1, 2024, is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated by reference herein.

Other than as described above, the material terms of the Preferred Shares are as described in Exhibit 4.1 to the Company’s Form 10-K filed on March 21, 2024.

On April 1, 2024, following the effectiveness of the amended Certificate of Designation, the Preferred Holders delivered notice to the Company of a conversion of 312,500 Preferred Shares (in the aggregate). In accordance with the terms of the Certificate of Designation, the conversion is expected to be settled in cash by the Company for approximately $414 million by April 15, 2024, including accrued but unpaid dividends.

Item 7.01 Regulation FD Disclosure

On April 3, 2024, the Company issued a press release announcing the amendment of the terms of the Preferred Shares and the conversion by the Preferred Holders of 312,500 Preferred Shares for cash. The press release also provides an update to the Company’s Fiscal 2025 guidance. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly stated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit
3.1	Amended Certificate of Designation of Series A Convertible Preference Shares, Par Value $0.01 Per Share, of Signet Jewelers Limited

99.1	Press Release of Signet Jewelers Limited, dated April 3, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNET JEWELERS LIMITED

Date April 3, 2024	By:	/s/ Joan M. Hilson
	Name:	Joan M. Hilson
	Title:	Chief Financial, Strategy & Services Officer